Exhibit 99.1
Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS RECORD SECOND QUARTER 2015 ADJUSTED EARNINGS PER SHARE OF $0.72

Princeton, NJ - July 31, 2015 -Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation's largest payment processors, today announced record second quarter Adjusted Net Income and Adjusted Earnings per Share of $27.1 million and $0.72, respectively, for the quarter ended June 30, 2015. Adjusted Net Income and Adjusted Earnings per Share were $21.0 million and $0.58, respectively, for the quarter ended June 30, 2014. For the second quarter of 2015, Heartland reported GAAP Net Income of $20.9 million, or $0.56 per share. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the second quarter of 2015 include:

•
Small and Mid-Sized Enterprise (SME) transaction processing volume was a quarterly record $23.8 billion, up 16.5% from the second quarter of 2014, the fourth consecutive quarter of double-digit acceleration

•	Quarterly Net Revenue was a record $203.9 million, up 27.9% from the second quarter of 2014, with organic net revenue growth of 12.5% for the quarter

•
New margin installed was an all-time record $23.9 million, a 14.6% increase from the second quarter of 2014, and a sequential acceleration from the 9.6% growth rate achieved in the first quarter of 2015

•	Same store sales were up 3.4%. Net volume attrition was 9.8% for the second quarter, down from 12.6% in the second quarter of 2014 and up only marginally from the first quarter of 2015

Operating results for the second quarter of 2015 include:

•	A $1.2 million operating loss (equivalent to $0.02 per share) for Leaf, which concludes losses related to this investment

•
Stock compensation expense of $5.1 million and acquisition-related intangible amortization of $5.1 million, increases of $1.4 million and $2.5 million, respectively, compared to the second quarter of 2014

•	Excluding acquisition-related intangible amortization, all other depreciation and amortization expense was $10.4 million, an increase of $2.0 million over the second quarter of 2014

•	Increases in sales compensation and general incentive compensation in the second quarter of 2015, both due to improved financial performance

Robert O. Carr, Chairman and CEO, said, "This was the most profitable quarter in Heartland's history, with major improvements in a number of our key operating metrics. The addition of productive new relationship managers contributed to another quarter of record new margin installed, and we not only accelerated the growth rate in installs, but in June also surpassed the $8 million mark for the first time ever. Combined with single-digit net volume attrition, we achieved double-digit card processing net revenue growth. Non-card revenues grew even faster, with acquisitions significantly enhancing the strong organic growth achieved in the quarter. We continued to heavily invest in strengthening security and ramping up marketing spend to drive future growth. With our momentum building, we are well-positioned to capitalize on the dynamic changes in our markets and create value for our shareholders."

SME card transaction processing volume growth for the quarter was 16.5% compared to the second quarter of 2014, the fifth consecutive quarter in which the rate of SME transaction processing volume growth accelerated, driven by new margin installs and improved net volume attrition. Core Visa and MasterCard volume processed in the quarter was up 12.0% compared to the second quarter of 2014, also sequentially accelerating growth from the first quarter of 2015.

Total non-card revenue growth was 75% for the quarter, of which over 20% was organic growth with the balance attributable to recent acquisitions.

The Adjusted Operating Margin for the second quarter of 2015 was 23.9%, up from the prior year second quarter, despite the continuing investments in Heartland Commerce, out-of-scope solutions, marketing, and security initiatives, and the year-over-year increase in sales and incentive compensation, as well as a final quarterly loss from Leaf. Comparatively, the prior year second quarter operating margin was also impacted by Leaf’s operating loss and the correction of a billing error at Heartland School Solutions as previously reported.

Mr. Carr continued, “We continued our investment in new growth initiatives and critical strategic areas. Heartland Commerce is at the heart of our strategy to help small-to-mid-size merchants use integrated point-of-sale technology to enhance their business operations. Over the past several months, we have achieved meaningful progress in our plans to integrate our point-of-sale technologies and organizations. With our ability to offer SMEs the same, if not better, functionality, security and EMV compliance currently only available to their larger rivals, Heartland Commerce is at the forefront of an emerging trend that is already beginning to shape the future of the payments industry."
FULL YEAR 2015 GUIDANCE:
For full year 2015, we expect Net Revenue to grow 18% to 20%, to between approximately $795 million and $805 million, and adjusted EPS to be in the range of $2.82- $2.87. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses reduce earnings per share by $0.66 for the year and an approximate 39% tax rate.

BOARD DECLARES QUARTERLY DIVIDEND
The Company also announced that the Board of Directors declared a quarterly dividend of $0.10 per common share payable September 15, 2015 to shareholders of record on August 25, 2015.

CONFERENCE CALL
Heartland Payment Systems, Inc. will host a conference call on July 31, 2015 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, along with the related presentation slides, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com/about/investor-relations. The conference call may be accessed by calling (888)-317-6003. Please provide the operator with PIN number 5336613. The webcast will be archived on the Company's website within two hours of the live call.
ABOUT HEARTLAND
Heartland Payment Systems, Inc. (NYSE: HPY), one of the largest payment processors in the United States, delivers credit/debit/prepaid card processing and security technology through Heartland Secure™ and its comprehensive Heartland breach warranty. Heartland also offers point of sale, mobile commerce, e-Commerce, marketing solutions, payroll solutions, and related business solutions and services to more than 300,000 business and educational locations nationwide.

A FORTUNE 1000 company, Heartland is the founding supporter of the Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. Heartland also established the Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2014. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact

Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW:

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Total revenues	$675,692	$582,859	$1,278,151	$1,106,142
Costs of services:
Interchange	409,549	367,773	768,889	685,869
Dues, assessments and fees	62,267	55,686	115,042	105,354
Processing and servicing	82,673	67,048	160,410	135,657
Customer acquisition costs	14,735	12,368	28,783	22,618
Depreciation and amortization	11,168	6,679	21,841	12,491
Total costs of services	580,392	509,554	1,094,965	961,989
General and administrative	56,872	43,374	114,996	87,860
Total expenses	637,264	552,928	1,209,961	1,049,849
Income from operations	38,428	29,931	68,190	56,293
Other income (expense):
Interest income	28	30	53	62
Interest expense	(3,884)	(1,258)	(7,531)	(2,308)
Other, net	(326)	420	(300)	288
Total other expense	(4,182)	(808)	(7,778)	(1,958)
Income before income taxes	34,246	29,123	60,412	54,335
Provision for income taxes	13,340	12,552	22,268	22,852
Net income	20,906	16,571	38,144	31,483
Less: Net loss attributable to noncontrolling interests	—	(881)	—	(1,709)
Net income attributable to Heartland	$20,906	$17,452	$38,144	$33,192

Earnings per common share:
Basic	$0.57	$0.49	$1.04	$0.91
Diluted	$0.56	$0.48	$1.03	$0.89

Weighted average number of common shares outstanding:
Basic	36,620	35,936	36,527	36,350
Diluted	37,164	36,734	37,138	37,250

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$20,906	$16,571	$38,144	$31,483
Other comprehensive income:
Reclassification of gains on investments, net of income tax of $—, $103, $— and $103	—	(164)	—	(164)
Unrealized (losses) gains on investments, net of income tax of $(7), $1, $6 and $10	(17)	2	15	14
Unrealized gains on derivative financial instruments, net of income tax of $15, $27, $34 and $55	24	48	56	95
Comprehensive income	20,913	16,457	38,215	31,428
Less: Comprehensive loss attributable to noncontrolling interests	—	(881)	—	(1,709)
Comprehensive income attributable to Heartland	$20,913	$17,338	$38,215	$33,137

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$50,566	$70,793
Funds held for customers	171,631	176,492
Receivables, net	271,288	234,104
Investments	110	106
Inventory	10,972	12,048
Prepaid expenses	22,790	22,658
Current tax assets	3,101	15,082
Current deferred tax assets, net	9,754	9,308
Total current assets	540,212	540,591
Capitalized customer acquisition costs, net	78,640	73,107
Property and equipment, net	166,645	154,303
Goodwill	474,147	425,712
Intangible assets, net	202,053	192,553
Deposits and other assets, net	1,735	1,507
Total assets	$1,463,432	$1,387,773

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$55,848	$31,165
Accounts payable	58,674	58,460
Customer fund deposits	171,631	176,492
Processing liabilities	120,516	119,398
Current portion of accrued buyout liability	16,386	15,023
Current portion of borrowings	36,779	36,792
Current portion of unearned revenue	50,692	46,601
Accrued expenses and other liabilities	44,164	41,517
Total current liabilities	554,690	525,448
Deferred tax liabilities, net	54,868	45,804
Reserve for unrecognized tax benefits	8,160	7,315
Long-term borrowings	515,760	523,122
Long-term portion of accrued buyout liability	34,754	32,970
Long-term portion of unearned revenue	3,136	2,354
Total liabilities	1,171,368	1,137,013
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,704,141 and 36,344,921 shares issued and outstanding at June 30, 2015 and December 31, 2014	37	36
Additional paid-in capital	266,329	255,921
Accumulated other comprehensive loss	(59)	(130)
Retained earnings (accumulated deficit)	25,757	(5,067)
Total equity	292,064	250,760
Total liabilities and equity	$1,463,432	$1,387,773

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net income	$38,144	$31,483
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	28,983	24,930
Other depreciation and amortization	30,197	20,854
Addition to loss reserves	1,769	2,057
Provision for doubtful receivables	2,706	2,003
Deferred taxes	2,758	7,260
Share-based compensation	9,711	7,542
Write off of fixed assets and other	1,047	220
Changes in operating assets and liabilities:
Increase in receivables	(38,228)	(14,197)
Decrease in inventory	1,202	740
Payment of signing bonuses, net	(21,387)	(18,179)
Increase in capitalized customer acquisition costs	(13,129)	(12,157)
Decrease (increase) in current tax assets	16,945	(3,969)
Increase in prepaid expenses, deposits and other assets	(25)	(2,488)
Excess tax benefits on employee share-based compensation	(5,006)	(3,394)
Increase in reserve for unrecognized tax benefits	845	1,106
Increase in due to sponsor banks	24,683	39,665
Decrease in accounts payable	(1,344)	(51)
Increase (decrease) in unearned revenue	2,299	(13,785)
Decrease in accrued expenses and other liabilities	(7,299)	(11,486)
Decrease in processing liabilities	(686)	(25,821)
Payouts of accrued buyout liability	(9,782)	(7,956)
Increase in accrued buyout liability	12,929	9,845
Net cash provided by operating activities	77,332	34,222

Cash flows from investing activities
Purchase of investments	—	(16,017)
Sales of investments	—	2,215
Decrease in funds held for customers	51,135	9,736
(Decrease) increase in customer fund deposits	(51,135)	4,073
Acquisitions of businesses, net of cash acquired	(60,969)	(20,493)
Capital expenditures	(29,157)	(25,952)
Net cash used in investing activities	(90,126)	(46,438)

Cash flows from financing activities
Proceeds from borrowings	131,000	60,000
Principal payments on borrowings	(138,375)	(10,000)
Proceeds from exercise of stock options	2,256	1,337
Excess tax benefits on employee share-based compensation	5,006	3,394
Repurchases of common stock	—	(54,455)
Dividends paid on common stock	(7,320)	(6,153)
Net cash used in financing activities	(7,433)	(5,877)

Net decrease in cash	(20,227)	(18,093)
Cash at beginning of year	70,793	71,932
Cash at end of period	$50,566	$53,839

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance, its performance relative to its competitors, as well as prospects for its future performance.

This press release contains non-GAAP financial measures. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and six months ended June 30, 2015 and 2014 follows (in thousands except per share data):

Three Months Ended June 30, 2015	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$38,428	$5,135	$5,062	$48,625
Operating margin (a)	18.8%			23.9%
Net income attributable to Heartland	$20,906	$3,126	$3,082	$27,114
Diluted earnings per share	$0.56	$0.08	$0.08	$0.72
Diluted shares used in computing earnings per share	37,164			37,164

Three Months Ended June 30, 2014	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$29,931	$2,600	$3,704	$36,235
Operating margin (a)	18.8%			22.7%
Net income attributable to Heartland	$17,452	$1,479	$2,108	$21,039
Diluted earnings per share	$0.48	$0.04	$0.06	$0.58
Diluted shares used in computing earnings per share	36,734			36,734

Six Months Ended June 30, 2015	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$68,190	$10,097	$9,711	$87,998
Operating margin (a)	17.3%			22.3%
Net income attributable to Heartland	$38,144	$6,158	$5,922	$50,224
Diluted earnings per share	$1.03	$0.17	$0.16	$1.36
Diluted shares used in computing earnings per share	37,138			37,138

Six Months Ended June 30, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$56,293	$4,910	$7,542	$68,745
Operating margin (a)	17.9%			21.8%
Net income attributable to Heartland	$33,192	$3,005	$4,378	$40,575
Diluted earnings per share	$0.89	$0.08	$0.12	$1.09
Diluted shares used in computing earnings per share	37,250			37,250

(a) Operating margin is measured as Income from operations divided by Net revenue. Net revenue is defined as total revenues less interchange fees and dues, assessments and fees.